Securities and Exchange Commission
Washington, D.C. 20549

Current Report on Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
14 June 2004

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 5.  Other Events.

         On 14 June 2004, our Paris-based subsidiary, Inter Parfums S.A., and LANVIN S.A. signed a worldwide license agreement to create, develop and distribute fragrance lines under the LANVIN brand name. Taking effect July 1, 2004, this 15-year agreement provides for an upfront license fee ($19.2 million), the purchase of existing inventory ($7.2 million). Our rights under such license agreement are subject to certain minimum advertising expenditures and royalty payments as are customary in our industry.

 Item 7.  Exhibits.

        The following documents are filed herewith:

Exhibit No.	Description
10.103	Contrat de Licence D'Usage de Marques Entre Les Soussignes Jean Lanvin SA and Inter-Parfums, SA signe le 14 juin 2004*
10.103.1	English Translation of License Agreement between Jean Lavin SA and Inter-Parfums, SA, signed 14 June 2004*

_________________

* Certain disclosure schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request. Filed in excised form.

 SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: 21 June 2004

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President